
                                   EXHIBIT 11

Statement re:  Computation of per share earnings

                                                              ------------------------------------------------------
                                                                            Years Ended December 31,
                                                              ------------------------------------------------------
                                                                     1995                1994                1993
                                                                   -------             --------            --------
                                                                                 (in thousands)

Net income                                                         $6,280              $5,636              $4,837

Preferred dividend requirements                                       (85)               (112)               (199)
                                                                   ------             -------              ------

                                                                   $6,195              $5,524              $4,638
                                                                   ======              ======              ======



Weighted average common

      shares outstanding                                        2,697,100           2,697,100           2,697,100

Earnings per common share                                           $2.29               $2.05               $1.72